EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use of our report dated March 18, 2005, with respect to the consolidated financial statements included in the amended 10KSB/A of Healthbridge, Inc. for the fiscal year ended December 31, 2004.

/s/Chisholm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson, LLC
Bountiful,
UT

September 13, 2005